Exhibit 5.1
                             Holland & Knight LLP
                           2100 Pennsylvania Avenue
                                  Suite 400
                            Washington, D.C. 20037


 December 27, 2000


 Dial-Thru International Corporation
 700 South Flower
 Suite 2950
 Los Angeles, California 90017

      Re: Dial-Thru International Corporation -- Registration Statement on Form S-3 (File No. 333-______)

 Gentlemen:

      We refer to the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-______), filed by Dial-Thru International Corporation (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 2,254,285 shares (the "Shares") of the authorized common stock, par value $.001 per share (the "Common Stock"), of the Company being offered to the public.

      In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

      Based on the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares, when issued and delivered in accordance with the terms of the instruments governing their issuance, will be duly authorized, legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    /s/ Holland & Knight LLP


                                    Holland & Knight LLP